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                                                                     Exhibit 5.1


                        Shaw Pittman Potts & Trowbridge
               A Partnership Including Professional Corporations
                              2300 N Street, N.W.
                           Washington, DC 20037-1128

                                  May 15, 1998



Lexford Residential Trust
The Huntington Center
41 South High Street, Suite 2410
Columbus, Ohio 43215


Ladies and Gentlemen:

     We have acted as special Maryland counsel to Lexford Residential Trust, a real estate investment trust organized under the laws of the State of Maryland (the "Trust"), in connection with the registration of 12,650,000 common shares (the "Shares") of beneficial interest, par value $.01 per share, of the Trust, pursuant to a registration statement on Form S-3 under the Securities Act of 1933, as amended (File No. 333-49269) (the "Registration Statement").

     In connection with this opinion, we have examined the following:

     1. the Declaration of Trust of the Trust, dated January 16, 1998, as certified by the Maryland State Department of Assessments and Taxation, a copy of the Articles of Amendment to the Declaration of Trust of the Trust, certified by the Department of Assessments on February 2, 1998, and a copy of the Articles of Amendment to the Declaration of Trust, certified by the Department of Assessments on April 1, 1998;

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Lexford Residential Trust
May 15, 1998
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     2.   the Bylaws of the Trust, dated January 16, 1998, as certified to us by the Secretary of the Trust;

     3. the form of Prospectus that constitutes a part of the Registration Statement;

     4. the form of underwriting agreement filed as exhibit 1.1 to the Registration Statement;

     5. resolutions of the Board of Trustees of the Trust, dated February 19, 1998, March 26, 1998 and May 15, 1998, as certified to us by the Secretary of the Trust; and

     6. such certificates of the Trust as we have deemed necessary or appropriate as a basis for this opinion.

     Based upon and subject to the foregoing, and further subject to the assumptions and qualifications set forth below, it is our opinion that the Shares have been duly authorized for issuance by the Trust and, upon issuance and delivery of and payment for such Shares in accordance with the Registration Statement and the terms of the underwriting agreement referred to therein, such Shares will be validly issued, fully paid and non-assessable.

     In our examination, we have assumed and relied on, without independent investigation, the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified or photostatic copies and the authenticity of the originals of such copies, and that certificates of the Trust are true and complete.

     The opinion expressed in this letter concerns only the effect of the laws (excluding the principles of conflicts of laws) of the State of Maryland, and we express no opinion with respect to the laws of any other jurisdiction. We assume no obligation to update this letter if any applicable laws or facts, or our knowledge of applicable facts, changes in any manner. Our opinion is limited to the matters set forth in this letter, and no other opinions should be inferred beyond the matters expressly stated.

     We are furnishing this opinion to you solely in connection with the Registration Statement. This opinion is solely for your benefit and is not to be used, circulated, quoted or otherwise referred to for any other purpose or relied upon by any other person without our express written permission.
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Lexford Residential Trust
May 15, 1998
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     We hereby consent to the filing of this opinion as an exhibit to the
Registration Statement and to the references to our firm under the caption "Legal Matters" in the Prospectus that constitutes a part of the Registration Statement.


                                            Sincerely,

                                            /s/ Shaw Pittman Potts & Trowbridge
                                            SHAW PITTMAN POTTS & TROWBRIDGE